SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report
January 25, 2008
(Date of earliest event reported)
Torch Energy Royalty Trust
(Exact name of registrant as specified in its charter)

Delaware	1-12474	74-6411424
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
(Address of principal executive offices, including zip code)
302/636-6016
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     After the close of business on January 25, 2008, Wilmington Trust Company, not in its individual capacity but solely as Trustee (“Trustee”) for the Torch Energy Royalty Trust (“Trust”), and Capital One, NA, as successor to Hibernia National Bank, as Trustee for Torch Energy Louisiana Royalty, received notice of a demand for arbitration before JAMS from Torch Royalty Company (“Torch Royalty”), Torch E&P Company (“Torch E&P”) and Constellation Energy Partners LLC (“CEP”)(collectively the “Working Interest Owners”) pursuant to the operative dispute resolution provisions of the Trust Agreement of the Trust. Torch Royalty and Torch E&P own the working interest in the fields at issue located in Texas and Louisiana, and CEP owns the working interests in the fields at issue located in Alabama. The working interests are each burdened by net profit interests (NPIs) contained in three net overriding royalty conveyances (the “Conveyances”). The Working Interest Owners seek a declaratory judgment that under the Conveyances the mechanisms contained in the Oil and Gas Purchase Contract dated as of October 1, 1993, by and between Torch Energy Marketing, Inc. (along with its successors and permitted assigns, “TEMI”), TRC and Velasco (the “Purchase Contract”)(including the sharing price and minimum price mechanisms) are to be utilized for calculating the quarterly NPI payments following termination of the Trust.
     As previously disclosed in the Trust’s reports filed with the Securities and Exchange Commission, including on Form 8-K filed on January 25, 2008 and on Schedule 14C filed on January 7, 2008 (Definitive Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934 (“Information Statement”)), the Trust believes that the Conveyance documents do not specifically and expressly address whether the payments associated with the NPIs will continue to be calculated as if the Purchase Contract was still in effect even if both the Trust and the Purchase Contract have terminated. The Purchase Contract, by its terms, terminates with the termination of the Trust. The Trust presently believes that the Working Interest Owners and the Administrative Service Provider of the Trust (Torch Energy Advisors Incorporated) both share the position set forth in the arbitration demand. The Trust also presently believes based on information provided by Trust Venture Company, LLC (the majority Unitholder of the Trust), that Trust Venture Company, LLC’s position is that the mechanisms under the Purchase Contract to calculate the NPIs do not continue after the termination of the Trust and Purchase Contract.
     The Trust continues to believe that there may be a potential ambiguity in the Conveyance or other Trust agreements with respect to whether the calculation of the NPIs continues in accordance with the Purchase Contract after the termination of the Trust. The Trust presently anticipates and plans to respond to the demand for arbitration to definitively resolve this issue for the Trust and its Unitholders. The Trustee will administer the Trust according to any arbitral ruling and the terms of the Trust Agreement. There can be no assurance as to the outcome or result of an arbitration or the effect of the demand for arbitration may have on the Trust or the units, including the market value thereof.
     As previously disclosed on Form 8-K filed by the Trust on December 21, 2007 and on the Information Statement, pursuant to Section 8.02 of the Trust Agreement, Trust Venture Company, LLC has caused a meeting of Unitholders to be called on January 29, 2008 to consider and vote upon a proposal to terminate the Trust in accordance with the applicable provisions of the Trust Agreement. The Trust and Trustee have not yet completed their review of the demand for arbitration given the limited time afforded before the meeting of Unitholders. Unitholders are urged to read the Information Statement carefully and in its entirety.
     The Conveyances which reference Article XI of the Trust Agreement of the Trust require arbitration to be administered by JAMS and to be conducted by a tribunal of three arbitrators to be selected in accordance with the Trust Agreement. Under the Trust Agreement, all arbitration hearings shall commence within 90 days after arbitration is initiated unless an extension is granted by the panel of arbitrators for a maximum of 60 days. The tribunal of arbitrators shall make an arbitration award as soon as possible after the later of the close of evidence or the submission of final briefs, and in all cases the award shall be made not later than 30 days following submission of the matter to the panel of arbitrators. In accordance with the dispute resolution provisions of the Trust Agreement of the Trust, the findings and decision of the majority of the arbitrators shall be final and shall be binding on the parties.
Cautionary Statement on Risks Associated with the Trust’s Forward-Looking Statements.
     This Form 8-K contains forward-looking statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, by the Trust that are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. The Trust undertakes no obligation to update or revise any forward-looking statement except as required by law.
     The information in this report is being furnished pursuant to Item 8.01 “Other Events”, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCH ENERGY ROYALTY TRUST

By: Wilmington Trust Company, not in its
individual capacity but solely as Trustee for
the Trust

Date: January 28, 2008	By:	/s/ Bruce L. Bisson Bruce L. Bisson
Vice President

(The Trust has no employees, directors or
executive officers.)